UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, the Board of Directors of GeoPetro Resources Company (the “Company”), upon recommendation of the independent directors, approved, effective July 19, 2010,  the repricing of certain outstanding compensatory options to purchase common stock held by certain officers and directors previously granted on June 27, 2008 under the Company’s 2004 Stock Option and Appreciation Rights Plan.  The exercise price of the options was lowered from $4.28 per share to $0.50 per share, an amount greater than 110% of the weighted average closing price for the five trading days ending July 16, 2010 of the Company’s common stock on the New York Stock Exchange Amex.  There were no changes to the number of shares underlying each option, the vesting schedule or any other terms of the options.  The following chart lists the option awards held by officers and directors affected by the repricing:

Name and Title	Original Issue Date	Expiration Date	Number of shares of common stock underlying option	Original Exercise Price	Modified Exercise Price

Stuart Doshi, President, Chief Executive Officer and Chairman	6/27/08	6/26/13	275,000	$4.28	$0.50

David Creel, Vice President of Exploration and Director	6/27/08	6/26/13	75,000	$4.28	$0.50

Thomas Cunningham, Director	6/27/08	6/26/13	50,000	$4.28	$0.50

David Anderson, Director	6/27/08	6/26/13	50,000	$4.28	$0.50

Nick DeMare, Director	6/27/08	6/26/13	50,000	$4.28	$0.50

Jeffrey Friedman, Director (until July 16, 2010)	6/27/08	6/26/13	50,000	$4.28	$0.50

The Board of Directors effectuated the repricing to realign the value of the options with their intended purposes, which is to retain and motive the holders of the options to continue to work in the best interest of the Company.  The Board of Directors took into consideration the fact that the aforementioned repriced shares constitute the only options issued to executive officers of the Company during the past seven years.  Prior to the repricing, the options had exercise prices significantly above the recent market prices of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: July 23, 2010	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman